                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Registration Statement No. 33-60073 of HPSC, Inc. on the Form S-8 of our report dated March 25, 1996, on our audits of the consolidated financial statements of HPSC, Inc. for the year ended December 31, 1995, which report is included in the Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1997.


                                            Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 9, 1998